SUBLEASE
(Lake Oswego, Oregon)

THIS SUBLEASE, dated for reference purposes only December 31, 2009 is by and between Aequitas Capital Management, Inc., an Oregon corporation ("Sublessor") and WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Sublessee").

RECITALS

A.           Sublessor is the holder of the tenant's interest under that certain Office Lease Agreement dated October 19, 2006 between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company, as landlord (the "Master Lessor"), and Sublessor, as Tenant, as amended by that certain First Amendment to Lease (the "First Amendment") dated July 23, 2009 between Master Lessor, as landlord, and Sublessor, as tenant (together, the "Master Lease"), for premises located at 5300 Meadows Road, Lake Oswego, Oregon 97035, and more particularly described in the Master Lease (the "Sublessor Premises").

B.           Sublessee desires to sublease (i) a portion of the Sublessor Premises, as depicted on the attached Exhibit A, including the nonexclusive use of the Common Areas (as defined in the Master Lease) and all personal property owned by Sublessor and utilized by Sublessee (together, the "Premises") from Sublessor pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.           Sublease.  Subject to all the terms, covenants and conditions of the Master Lease, a copy of which is attached as Exhibit B, Sublessor subleases the Premises and the Personal Property to Sublessee, and Sublessee subleases the same from Sublessor.

2.           Term.  The term of this Sublease shall be 4 years, 10 months, commencing on January 1, 2010 and terminating on October 31, 2014 (the "Term").

3.           Rent.  Sublessee shall pay to Sublessor $12,424.26 per month as rent for the Premises (the "Real Property Rent") and $6,262 per month as rent for the Personal Property (the "Personal Property Rent") (the Real Property Rent and the Personal Property Rent are together, "Rent").  Rent shall be payable in advance on the first day of each month during the Term.  Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment.  The Real Property Rent will increase by 3% on January 1 of each year, beginning January 1, 2011.  The Personal Property Rent is based on current usage as reflected on the attached Schedule 1 as "Monthly Fixed Expenses".  The Personal Property Rent is subject to change based on usage by Sublessee and by mutual agreement of the parties once per quarter, and does not include personal property taxes, which personal property taxes will be the responsibility of Sublessee.

4.           Rights and Obligations of Sublessee.  Except as specifically provided in this Sublease, Sublessee shall comply with, be bound by, and shall use the Premises in accordance with all the terms, covenants and conditions of the Master Lease applicable to the lessee thereunder.  Sublessee shall perform all of the obligations of the lessee under the Master Lease and shall be entitled to the rights of Sublessor as lessee under the Master Lease, but only as applicable to the Premises.  Sublessor shall not be deemed to be in default of any term, covenant, condition or agreement in this Sublease if the Master Lessor has promised in the Master Lease to perform such term, covenant, condition or agreement and Sublessor is proceeding diligently to require the Master Lessor to perform the same.

5.           Parking.  Sublessor hereby sublicenses to Sublessee 35 of Sublessor's 71 licensed unreserved parking spaces upon the terms and conditions contained in Exhibit F of the Master Lease.

6.           Termination.  Sublessor may terminate this Agreement by written notice to Sublessee upon failure by Sublessee or microHelix, Inc. to perform any material term, covenant or condition of, or breach of any representation or warranty in the Administrative Services Agreement dated December 31, 2009 between Sublessee and Aequitas or the Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas, as applicable, and such failure or breach continues for a period of 30 days after the receipt by Sublessee of a notice of such failure or breach.

7.           Sublessor's Representations; Indemnity.  Sublessor hereby represents and warrants to Sublessee that:

a.           A true copy of the Master Lease, and all amendments thereto, is attached as Exhibit B.

b.           The Master Lease is in good standing according to its terms as of the date hereof and will be in good standing according to its terms during the Term.

c.           Sublessor shall pay to the Master Lessor, as and when due, all rents required to be paid by the terms of the Master Lease, and shall otherwise perform all Sublessor's obligations as required by the terms of the Master Lease during the term of this Sublease.

d.           Sublessor has provided Master Lessor with notice of this Sublease pursuant to Section 11.04 of the Master Lease.

e.           Sublessor has obtained Master Lessor's consent to the sublicense of parking spaces to Sublessee as required by Exhibit F of the Master Lease.

Sublessor agrees to protect, defend and hold Sublessee harmless from and against any loss, liability or claim cost or expense (including attorney fees) relating to or arising out of (i) the inaccuracy of any warranty contained in this Agreement, (ii) any act, occurrence, omission, event or condition relating to the Lease or the Premises which first occurred or existed prior to the date of this Sublease, and (iii) Sublessor's breach of the Master Lease.

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8.           Sublessee's Indemnity.  Sublessee shall protect, defend and hold Sublessor harmless from and against any loss, liability or claim, cost or expense (including attorney fees) (a "Loss") relating to or arising out of Sublessee's use and occupancy of the Premises during the term of this Sublease to the extent such Loss is not caused or contributed to by Sublessor.

9.           Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Sublessee:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Sublessor:	Aequitas Capital Management, Inc.
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

10.           Incorporation.  Except as limited or modified by this Sublease, all of the terms and conditions of the Master Lease shall apply as if the Sublessor was the lessor and the Sublessee was the lessee thereunder.  Master Lease Paragraphs 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09, 1.10, 1.12, 1.14, 1.16, 3.01, 3.02, 3.03, 4, 6, 26.05(b), Exhibit B, Exhibit C, Exhibit D, Paragraph 2 of Exhibit F, Paragraphs 3 of Exhibit F, and First Amendment Paragraphs 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 are not incorporated in this Sublease.

11.           Attorney Fees.  In the event of any litigation to enforce or declare any of the provisions of this Agreement, the prevailing party shall recover and the losing party shall pay the reasonable attorney fees incurred by the prevailing party at the trial or arbitration and upon any appeals therefrom, as determined by the respective courts or arbitrators.

12.           Successor Interest.  All the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.           Governing Law.  This Agreement shall be construed and interpreted according to the laws of the State of Oregon without regard to its conflicts of laws provisions.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first set forth above.

SUBLESSOR:	AEQUITAS CAPITAL MANAGEMENT, an Oregon corporation

	By	/s/ Robert J. Jesenik
Robert J. Jesenik, President

SUBLESSEE:	WS TECHNOLOGIES LLC, an Oregon limited liability company
By microHelix, Inc., its Manager

	By	/s/ Brian A. Oliver
Brian A. Oliver, Secretary

Schedule 1
Personal Property Rent Calculation

	Total	MH
Monthly Fixed Expenses
Office Lease	44,100.42	12,424.26
Furniture rental		2,484.85
Electricity	500.00	140.86
Office Supplies	1,300.00	457.41
Shredding and document storage	400.00	140.74
Copier leases		702.00
Telephones		955.00
Reception	3,946.67	1,381.33
Total office lease		18,686.46

IT charges
Hardware (maintenance/support)		3,791.00
Software/Licensing		2,635.00
Voice/data		3,150.00
Total IT charges		9,576.00

Support
HR	6,783.33	2,374.17
IT	23,458.33	13,183.33
Accounting	30,858.33	3,579.17
Finance	23,833.33	5,096.67
CP Accounting	31,939.17	25,600.67
Total support costs		49,834.00

Total Monthly Fixed Expenses		78,096.46

Monthly Variable Expenses
New Computer installation
Marketing expenses
CP branded products
Business cards
Employee Events
Recruitment costs
jobs ads
staffing agency charges
travel & entertainment

Total ACM +
MHLX	Total MHLX
employees	employees

54	19	35%
1 – Sublease – Schedule 1

EXHIBIT A
Premises

EXIT
EXIT
EXIT
EXIT

PARTIAL FOURTH FLOOR PLAN

GENERAL NOTES

KEYNOTES

LEGEND

GROUP MACKENZIE

SHEET TITLE: PARTIAL FOURTH FLOOR PLAN AND NOTES

SHEET: A2.1

JOB NO. 2070915.21

PERMIT SET: 09/17/09

1 – Sublease – Exhibit A

EXHIBIT B
Master Lease

Commercial Real Estate Services, Worldwide.	tel 503 223 7181 fax 503 273 0256 www.nai-nbs.com 121 SW Morrison St. Suite 200 Portland OR 97204

July 30, 2009

Mr. Andy MacRitchie
Executive Vice President
Aequitas Capital Management
5300 Meadows Road, Suite 400
Lake Oswego, OR 97035

Re:	First Amendment to Lease (Extension of Term and Adding Additional Premises) Aequitas Capital Management at Kruse Oaks I

Dear Andy:

Enclosed please find one fully executed original First Amendment to Lease agreement between Aequitas Capital Management (as Tenant) and OR-Kruse Oaks, LLC (as Landord), for your space at Kruse Oaks I.

As always, it was a pleasure working with you and I look forward to assisting you with future transactions should the opportunity arise. Please feel free to contact me should you have any questions or if I may be of further assistance.

Sincerely,

NAI NORRIS, BEGGS & SIMPSON

/s/ Chris Johnson
Chris Johnson, SIOR
Executive Vice President

CJ/mm
macritchie.doc
Enclosure

cc: MaryKay West, CCIM

Part of NAI Global, with over 300 offices world wide. Build on the power of our network. - www.nalqlobal.com

FIRST AMENDMENT TO LEASE
(Extension of Term and Adding Additional Premises)

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is executed as of the 23rd day of July, 2009, between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant are parties to a lease dated as of October 19, 2006 (the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Existing Premises”) known as Suite 400 on the fourth (4th) floor of the building located at 5300 Meadows Road, Lake Oswego, Oregon, commonly known as Kruse Oaks I (the “Building”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

B.       The Term is presently scheduled to expire on June 30, 2010.

C.       Landlord and Tenant desire to amend the Lease to provide for: (i) the extension of the Term for an additional period; (ii) the leasing by Tenant of additional space in the Building; (iii) the modification of Base Rent payable under the Lease; (iv) the modification of Tenant’s Pro Rata Share of increases in Expenses and Taxes; and (v) certain other Lease modifications, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.        Additional Premises. Effective as of the Additional Premises Commencement Date (as defined below), and continuing for the balance of the Term (as extended pursuant to Paragraph 5 below), the space on the fourth (4th) floor of the Building shown outlined on the attached Exhibit A known as Suite 470 (the “Additional Premises”) shall be added to the premises covered by the Lease. Commencing on the Additional Premises Commencement Date, all references in the Lease and in this Amendment to the “Premises” shall be deemed to. refer to the Existing Premises and the Additional Premises, collectively. Landlord and Tenant hereby stipulate for all purposes of the Lease that the rentable square footage of the Additional Premises is deemed to be 2,754 rentable square feet.

The “Additional Premises Commencement Date” shall mean the date on which Landlord shall deliver the Additional Premises to Tenant with the Landlord Work (as defined in Paragraph 2 below) for the Additional Premises Substantially Complete (as defined below in this Paragraph 1). The scheduled Additional Premises Commencement Date is October 1, 2009. If Landlord is unable to deliver possession of the Additional Premises to Tenant on the scheduled Additional Premises Commencement Date for any reason whatsoever, neither this Amendment nor the Lease shall be void or voidable, nor shall any such delay in delivery of possession of the Additional Premises operate to extend the Term beyond the New Termination Date (as defined in Paragraph 5 below) or amend Tenant’s obligations hereunder or under the Lease. In such event, however, the Additional Premises Commencement Date shall be delayed by the same number of days as the delay in delivery. Upon either party’s request after the Additional Premises Commencement Date, the parties shall execute a letter in the form of Exhibit B attached hereto confirming the Additional Premises Commencement Date and the New Termination Date.

The Landlord Work for the Additional Premises shall be deemed to be “Substantially Complete” on the date that all of the Landlord Work for the Additional Premises has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Additional Premises. If Landlord is delayed in the performance of the Landlord Work for the Additional Premises as a result of any Tenant Delay (as defined in Section 3.01 of the Lease), the Landlord Work for the Additional Premises shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work for the Additional Premises absent any Tenant Delay.

2.        Landlord Work. Landlord shall perform the work to the Additional Premises and the Existing Premises (collectively, the “Landlord Work”) set forth in the Work Letter attached hereto as Exhibit C (the “Work Letter”). Except as provided in the Work Letter, Tenant shall accept the Additional Premises in its as-is condition as of the Additional Premises Commencement Date, and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Additional Premises to prepare the same for Tenant’s occupancy.

3.        Base Rent; Additional Premises. Commencing as of the Additional Premises Commencement Date and continuing through the New Termination Date, Tenant shall pay Base Rent for the Additional Premises pursuant to the Lease in the following amounts:

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Period	Annual Rate Per SF	Monthly Base Rent
Additional Premises	$26.00	$5,967.00
Commencement Date -
12/31/10
01/01/11- 12/31/11	$26.78	$6,146.01
01/01/12-12/31/12	$27.58	$6,329.61
01/01/13-12/31/13	$28.41	$6,520.10
01/01/14-10/31/14	$29.26	$6,715.17

Provided that Tenant is not in default under the terms of the Lease and has timely paid each installment of Rent due under the Lease prior to such period, the monthly installments of Base Rent for the Additional Premises due for the period commencing on the Additional Premises Commencement Date and ending two hundred seventy (270) days thereafter shall be fully abated.

The Base Rent amounts payable by Tenant for the Additional Premises set forth in this Paragraph 3 shall be in addition to the Base Rent payable by Tenant for the Existing Premises pursuant to Paragraph 6 below.

4.        Expenses and Taxes; Additional Premises. Effective as of the Additional Premises Commencement Date, and continuing to the New Termination Date, the provisions of Section 4 of the Lease and Exhibit B to the Lease shall apply to the Additional Premises, and for such purposes, (i) Tenant’s Pro Rata Share of increases in Expenses and Taxes shall mean 3.0036% with respect to the Additional Premises, and (ii) the “Base Year” for Expenses shall be the calendar year 2010 with respect to the Additional Premises and the “Base Year” for Taxes shall be the calendar year 2010 with respect to the Additional Premises. The foregoing Additional Rent for the Additional Premises shall be in addition to the Additional Rent payable by Tenant for the Existing Premises pursuant to the Lease and pursuant to Paragraph 7 below.

5.        Extension of Term. The Term is hereby extended for an additional period (the “Extension Term”) commencing on July 1, 2010 and ending on October 31,2014 (the “New Termination Date”). Except with respect to the Renewal Option set forth in Section 2 of Exhibit F to the Lease, as modified by Paragraph 8 below, Tenant shall not have any option or right to extend the Term beyond the New Termination Date. During the Extension Term, all of the terms, covenants and conditions of the Lease shall be applicable, except as set forth herein. Except with respect to the Landlord Work, Tenant shall accept the Existing Premises in its as-is condition as of the commencement of the Extension Term, and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Existing Premises to prepare the same for Tenant’s occupancy during the Extension Term.

6.        Base Rent; Existing Premises. Prior to the commencement of the Extension Term, Tenant shall pay Base Rent for the Existing Premises in accordance with the existing provisions of the Lease. The Base Rent amounts payable by Tenant for the Existing Premises set forth in this Paragraph 6 shall be in addition to the Base Rent payable by Tenant for the Additional Premises pursuant to Paragraph 3 above. During the Extension Term, Tenant shall pay Base Rent for the Existing Premises as follows:

Period	Annual Rate Per SF	Monthly Base Rent
07/01/10- 12/31/11	$26.00	$37,301.33
01/01/12- 12/31/12	$26.78	$38,420.37
01/01/13- 12/31/13	$27.58	$39,568.11
01/01/14- 10/31/14	$28.41	$40,758.88

Provided that Tenant is not in default under the terms of the Lease and has timely paid each installment of Rent due under the Lease prior to such period, the monthly installments of Base Rent for the Existing Premises due for the period commencing on January 1, 2010 and ending June 30, 2010 shall be fully abated.

7.        Expenses and Taxes: Existing Premises. During the Extension Term, the provisions of Section 4 of the Lease and Exhibit B to the Lease shall continue to apply to the Existing Premises, except that as of the commencement of the Extension Term, for purposes of calculating Tenant’s Pro Rata Share of increases in Expenses and Taxes, the “Base Year” for Expenses shall be the calendar year 2010 with respect to the Existing Premises and the “Base Year” for Taxes shall be the calendar year 2010 with respect to the Existing Premises. The foregoing Additional Rent for the Existing Premises shall be in addition to the Additional Rent payable by Tenant for the Additional Premises pursuant to the Lease and pursuant to Paragraph 4 above.

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8.        Renewal Option. During the Extension Term, the Renewal Option set forth in Section 2 of Exhibit F to the Lease shall apply on the terms and conditions set forth therein, except that (i) all references therein to the “term” shall be deemed references to the “Extension Term” as defined herein, (ii) the time within which Tenant must notify Landlord of Tenant’s election to renew the Term is hereby amended and shall be given no later than October 31, 2013 and no earlier than August 1, 2013, and (iii) the Renewal Term shall be one (l) additional period of five (5) years commencing on November 1, 2014 and ending on October 31, 2019.

9.        Right of First Offer. The Right of First Offer set forth in Section 3 of Exhibit F to the Lease shall continue to apply on the terms and conditions set forth therein, except that (i) the “Potential Offering Space” shall mean any increment of space on the fourth (4th) floor of the Building not under lease by Tenant as of the date of this Amendment; (ii) the terms of Tenant’s lease for Potential Offering Space shall be on the same terms and conditions as the Additional Premises (i.e., Base Rent at the same rate as the Additional Premises, Term for Potential Offering Space coterminous with the Additional Premises, and tenant improvement allowance at the same rate per square foot as the Additional Premises prorated over the Term based on the date the Right of First Offer is exercised); (iii) as to any Potential Offering Space, the Right of First Offer shall commence on the date of this Amendment and terminate as to such Potential Offering Space on the earlier to occur of: (A) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space within the five (5) day period provided in Section 3.A. of Exhibit F to the Lease, or (B) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 3.A. of Exhibit F to the Lease; provided that with respect to all of the Potential Offering Space, the Right of First Offer contained in Section 3 of Exhibit F to the Lease, as modified by this Paragraph 9, shall terminate on December 31, 2011. Termination of Tenant’s Right of First Offer as to any given Potential Offering Space shall not impair Tenant’s Right of First Offer as to any other Potential Offering Space.

10.      Right of First Refusal.

a.        Right of First Refusal; Available Space. If, and at such times during the First Refusal Period (as defined below) any increment of space on the fourth (4th) floor of the Building not under lease by Tenant as of the date of this Amendment (each such increment, the “First Refusal Space”) becomes “available for lease,” Tenant shall have the right of first refusal (“Right of First Refusal”) with respect to such First Refusal Space subject to the terms of this Paragraph 10. As used herein, the “First Refusal Period” shall mean the period commencing on January 1, 2012 and ending on December 31, 2012. Space shall not be deemed “available for lease” at such time as the space is leased to another tenant, or if a tenant under an expiring lease of such space desires to renew or extend its lease (whether pursuant to a right or option or pursuant to new arrangements entered into with Landlord) or if any tenant of the Building exercises an expansion option (or obligation) or right of first offer or refusal or other right to lease such space, which expansion option (or obligation) or right has been granted after the date of this Amendment as part of a lease transaction for First Refusal Space as to which Tenant has not exercised its Right of First Refusal hereunder (regardless of whether such expansion option (or obligation) pertains to the First Refusal Space itself or expansion space with respect thereto). If Landlord shall become aware that any First Refusal Space is available for lease (or is anticipated to be available for lease), then after Landlord shall have entered into preliminary discussions with a party for its lease of such First Refusal Space, and prior to leasing the First Refusal Space to such party or any other party, Landlord shall notify Tenant in writing of such availability, and concurrently with such notice deliver to Tenant a copy of the economic and other material terms upon which Landlord would be willing to lease the First Refusal Space (the “ROFR Proposal”), provided, however, that in no event shall Landlord have any obligation to deliver to Tenant an availability notice with respect to any space that does not become available for lease (and is not anticipated to become available for lease), or that Landlord does not desire to lease, during the First Refusal Period. At Landlord’s option, the ROFR Proposal may be in the form of the final proposed lease document with another party (in which the other party need not be identified by Landlord), or may be in the form of a memorandum of terms. For a period of five (5) days after Tenant’s receipt of the availability notice and the ROFR Proposal, Tenant shall have an option to lease the First Refusal Space described in the ROFR Proposal on the terms of the ROFR Proposal. If Tenant does not exercise its Right of First Refusal within the five (5) day period provided above, Landlord shall have the right to enter into a lease of the First Refusal Space described in the ROFR Proposal on substantially the same terms and conditions as those contained in the ROFR Proposal with any other party.

b.       Limitation on Tenant’s Right of First Refusal. Notwithstanding the foregoing, Tenant shall have no such Right of First Refusal hereunder and Landlord need not provide Tenant with a ROFR Proposal, if:

i.       Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the ROFR Proposal; or

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ii.      More than 25% of the rentable square footage of the Premises is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord would otherwise deliver the ROFR Proposal; or

iii.     The Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the ROFR Proposal; or

iv.     Such First Refusal Space is not intended for the exclusive use of Tenant during the Term; or

v.      The existing tenant in the First Refusal Space is interested in extending or renewing its lease for the First Refusal Space or entering into a new lease for such First Refusal Space, whether pursuant to a then existing right or pursuant to new arrangements with Landlord.

c.       Terms for First Refusal Space.

i.       The term for the First Refusal Space shall commence upon the commencement date stated in the ROFR Proposal and thereupon such First Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the ROFR Proposal shall govern Tenant’s leasing of the First Refusal Space and only to the extent that they do not conflict with the ROFR Proposal, the terms and conditions of the Lease shall apply to the First Refusal Space.

ii.      Tenant shall pay Base Rent and Additional Rent for the First Refusal Space in accordance with the terms and conditions of the ROFR Proposal, which terms and conditions shall reflect the Prevailing Market (as defined below) rate for the First Refusal Space as determined in Landlord’s reasonable judgment.

iii.     The First Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the First Refusal Space or as of the date the term for such First Refusal Space commences, unless the ROFR Proposal specifies any work to be performed or improvement allowances to be given by Landlord in the First Refusal Space, in which case Landlord shall perform such work or give such improvement allowances in the First Refusal Space. If Landlord is delayed delivering possession of the First Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the First Refusal Space shall be postponed until the date Landlord delivers possession of the First Refusal Space to Tenant free from occupancy by any party.

iv.    If Tenant exercises the Right of First Refusal granted herein, Landlord shall use reasonable efforts to deliver the First Refusal Space to Tenant on the stated availability date for the lease thereof. Tenant acknowledges that Landlord does not guarantee that the First Refusal Space will be available on the stated availability date for the lease thereof, if the then existing occupants of the First Refusal Space shall hold over, or delivery is delayed for any other reason beyond Landlord’s reasonable control, and in such event, as Tenant’s sole recourse, the term of the Lease as respects the First Refusal Space shall not commence until Landlord delivers the same to Tenant.

d.       Termination of Right of First Refusal. As to any First Refusal Space, the Right of First Refusal contained in this Paragraph 10 shall terminate as to such First Refusal Space on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Refusal with respect to such First Refusal Space within the five (5) period provided in Paragraph 10.a. above, or (ii) the date Landlord would have provided Tenant a ROFR Proposal if Tenant had not been in violation of one or more of the conditions set forth in Paragraph 10.b. above; provided that with respect to all of the First Refusal Space, the Right of First Refusal contained in this Paragraph 10 shall terminate at the expiration of the First Refusal Period. Termination of Tenant’s Right of First Refusal as to any given First Refusal Space shall not impair Tenant’s Right of First Refusal as to any other First Refusal Space.

e.        ROFR Amendment. Upon Tenant’s election to lease the First Refusal Space, Landlord and Tenant shall promptly enter into an amendment to the Lease, adding such First Refusal Space to the Premises at the monthly rent and on the other terms and conditions set forth in the ROFR Proposal and, except to the extent inconsistent with the terms set forth in the ROFR Proposal, on the terms and conditions of the Lease.

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f.        Definition of Prevailing Market. For purposes of this Right of First Refusal provision, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases and renewal amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for a comparable term for space comparable to the First Refusal Space in the Building and office buildings comparable to the Building in the Lake Oswego, Oregon area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

11.      Monument Signage.

a.        Monument Signage. Tenant, at Tenant’s sole cost and expense, shall have the right to place its name and logo on the Building monument sign serving the Building (the “Monument Sign”), provided that Tenant leases and occupies at least 19,970 rentable square feet in the Building. The design, size and color of the signage with Tenant’s name to be included on the Monument Sign and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities, and Landlord shall have the right to require that all names on the Monument Sign be of the same size and style and made out of the same materials (i.e., brushed aluminum). Tenant’s right to place its name on the Monument Sign shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, in a manner reasonably satisfactory to Landlord, Tenant shall pay the cost of any maintenance, repair and replacement associated with Tenant’s use of the Monument Sign.

b.        Removal. Upon the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant leases and occupies less than 19,970 rentable square feet in the Building, Landlord, at Tenant’s sole cost and expense, payable as Additional Rent within thirty (30) days after demand thereof, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to the installation of Tenant’s signage thereon, ordinary wear and tear excepted.

c.        Rights Personal. The rights provided for in this Paragraph 11 shall be personal to the Tenant originally named in this Amendment and non-transferable unless otherwise agreed to by Landlord in writing, in Landlord’s sole discretion.

12.      Building Signage. If at any time during the Term, as extended by Paragraph 5 above, Tenant leases and occupies the entire fourth. (4th) floor of the Building, Tenant shall be entitled to Building-top signage. Any such signage shall be at Tenant’s sole cost and expense. The location, design, size and color of the signage and the manner in which it will be attached shall be subject to the reasonable approval of Landlord and all applicable governmental authorities. Although the Building-top signage will be maintained by Landlord, in a manner reasonably satisfactory to Landlord, Tenant shall pay the cost of any maintenance, repair and replacement associated with Tenant’s use of the Building-top signage. Upon the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant leases and occupies less than the entire fourth (4th) floor of the Building, Landlord, at Tenant’s sole cost and expense, payable as Additional Rent within thirty (30) days after demand thereof, shall have the right to remove Tenant’s signage from the Building-top sign and restore the such sign to the condition it was in prior to the installation of Tenant’s signage thereon, ordinary wear and tear excepted. The rights provided for in this Paragraph 12 shall be personal to the Tenant originally named in this Amendment and non-transferable unless otherwise agreed to by Landlord in writing, in Landlord’s sole discretion.

13.      Parking. Effective as of the Additional Premises Commencement Date, the parking provisions set forth in Section 1 of Exhibit F to the Lease shall apply on the terms and conditions set forth therein, except that (i) the parking made available to Tenant shall be increased by eleven (11) unreserved Spaces in the Parking Facility (for a total of seventy-one (71) unreserved Spaces), and (ii) during the Extension Term, and any renewal thereof, Tenant shall be entitled to the use of the eleven (11) unreserved Spaces referenced above at no additional cost.

14.      Conference Center. No more than once per calendar year during the Term, as extended by Paragraph 5 above, and subject to availability, Tenant shall be permitted to use the conference center on the 1st floor of the Building for Tenant’s meetings. Except with respect to after-hours HVAC costs as set forth in Section 7.01(b) of the Lease, Tenant’s use of the Building’s conference center shall be at no additional cost. Tenant shall notify Landlord in advance of the date that Tenant desires to reserve such conference rooms and Landlord shall promptly notify Tenant whether the conference room is available for Tenant’s use and, if available, confirm Tenant’s reservation thereof. The provisions of Section 13 of the Lease shall fully apply in connection with use of the conference rooms by Tenant or any Tenant Related Party. Without limitation of the preceding sentence, Tenant shall hold Landlord and the Landlord Related Parties harmless from and indemnify the Landlord Related Parries against any and all Losses to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Related Party in, on or about the conference rooms, or (b) any accident, injury or damage, howsoever and by whomsoever caused, to any Tenant Related Party, occurring in, on or about the conference rooms. Landlord may prescribe rules and regulations for the use of the conference room, and Tenant’s use thereof shall be conditioned upon Tenant’s observance of such rules and regulations.

5

15.      Janitorial Services. In accordance with Section 7.01 of the Lease, Landlord shall furnish standard janitorial service on Business Days, including those services listed on Exhibit D attached hereto.

16.      Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P. and Pacific Real Estate Partners, collectively on behalf of Landlord, and NAI Norris, Beggs & Simpson, on behalf of Tenant (collectively, the “Brokers”), and Tenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than the Brokers for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.

17.      Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Building is located, (iii) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and perform all of Tenant’s obligations under the Lease, as amended by this Amendment, and (iv) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

18.      Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

19.      No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written above.

Landlord:		Tenant:

OR-KRUSE OAKS, L.L.C.,		AEQUITAS CAPITAL MANAGEMENT ,INC.,
a Delaware limited liability company		an Oregon corporation

By:	/s/ Gregg Meyer	By:	/s/ Andrew MacRitchie
Name:	Gregg Meyer	Name:	Andrew MacRitchie
Title:	Vice President	Title:	Executive V.P.

6

EXHIBIT A

Additional Premises

EXHIBIT B

Form of Additional Premises Commencement Date Letter

Aequitas Capital Management, Inc.
5300 Meadows Road, Suite 400
Lake Oswego, Oregon 97035
Attn:

Re:
Lease dated as of October 19, 2006, as amended by First Amendment to Lease dated as of __________       , 2009 (as amended, the “Lease”) between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT INC., an Oregon corporation (“Tenant”), for premises in the building located at 5300 Meadows Road, Lake Oswego, Oregon, commonly known as Kruse Oaks I.

Ladies and Gentlemen:

This letter is given pursuant to the captioned First Amendment to Lease (the “Amendment”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The  Additional  Premises  Commencement  Date  under the  Amendment  occurred   on ____________________, which is the date Landlord delivered the Additional Premises to Tenant in the condition required by the Amendment. The New Termination Date under the Lease is October 31, 2014.

Please sign and return the enclosed copy of this letter evidencing your agreement with the foregoing. If we do not receive the countersigned letter from you within ten (10) days of the date hereof, or your letter disagreeing with the foregoing with such ten (10) day period, you will be deemed to have agreed to the duties set forth in this letter.

Landlord:

OR-KRUSE OAKS, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

AGREED

Tenant:

AEQUITAS CAPITAL MANAGEMENT, INC.,
an Oregon corporation

By:
Name:
Title:

EXHIBIT C

Additional Premises Work Letter

This Exhibit is attached to and made a part of the First Amendment to Lease (the “Amendment”) by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT INC., an Oregon corporation (“Tenant”), for space in the Building located at 5300 Meadows Road, Lake Oswego, Oregon, commonly known as Kruse Oaks I. Capitalized terms used but not defined herein shall have the meanings given in the Amendment.

1.        This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Additional Premises and the Existing Premises for Tenant’s use pursuant to the Lease. All improvements described in this Work Letter to be constructed in and upon the Additional Premises and the Existing Premises by Landlord are hereinafter referred to collectively as the “Landlord Work.” It is agreed that construction of the Landlord Work, including the preparation of the space plan and final plans with respect thereto (and all revisions thereto), will be completed at Tenant’s sole cost and expense, subject to the AP Allowance, the Additional Allowance and the EP Allowance (as such terms are defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2.        Landlord and Tenant have approved a preliminary space plan prepared by Landlord’s architect, Group Mackenzie, dated as of July 21, 2009, described as Option A. In accordance with such schedule as Landlord shall determine, Landlord shall cause its architect, Group MacKenzie, to modify the above referenced space plan with respect to the Landlord Work, and shall submit such space plan to Tenant for Tenant’s reasonable approval. Tenant shall approve or disapprove the space plan in writing within three (3) Business Days after its receipt thereof. If Tenant disapproves the revised space plan, Tenant’s written notice of disapproval shall specify any changes or modifications Tenant desires in the revised space plan. After receipt of such written notice of disapproval, Landlord shall cause its architect to revise the space plan, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause its architect to make any revision to the space plan that Landlord reasonably disapproves), and resubmit the space plan to Tenant for its approval. Such procedure shall be repeated as necessary until Tenant has approved the space plan; provided, however, that except for the first such revision, Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the additional plans.

3.        If Landlord deems necessary, Landlord shall cause its architect to prepare and deliver to Tenant final plans with respect to the Landlord Work, such as final architectural, electrical and mechanical construction drawings, plans and specifications, which final plans shall be prepared strictly in accordance with the aforesaid space plan, and the term “Plans” as used herein shall mean such final plans, as revised, if applicable, and approved by Tenant as hereinafter provided. Tenant shall approve or disapprove the final plans in writing within three (3) Business Days after its receipt thereof. If Tenant disapproves the final plans, Tenant’s written notice of disapproval shall specify any changes or modifications Tenant desires in the final plans. After receipt of such written notice of disapproval, Landlord shall cause its architect to revise the final plans, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause its architect to make any revision to the final plans that Landlord reasonably disapproves), and resubmit the final plans to Tenant for its approval. Such procedure shall be repeated as necessary until Tenant has approved the final plans; provided, however, that except for the first such revision, Tenant shall be responsible for any Tenant Delay in completion of the Additional Premises and the Existing Premises resulting from any revision to the final plans. Tenant agrees that it shall be reasonable for Landlord to disapprove any revision to the final plans that would, in Landlord’s reasonable judgment, cause the final plans to (a) fail to conform strictly to the initial space plan approved by Landlord and Tenant, or (b) fail to comply with applicable Law or with Landlord’s requirements for avoiding aesthetic or other conflicts with the design and function of the balance of the Building. If Landlord does not prepare any final plans with respect to the Landlord Work, the term “Plans” shall mean the space plan referred to in Paragraph 2 above.

4.        If Landlord’s estimate and/or the actual cost of construction of the Landlord Work shall exceed the Allowance, Landlord, prior to commencing any construction of the Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, architects’ fees, contractors’ fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

5.        If Landlord’s estimate and/or the actual cost of construction of the Landlord Work shall exceed the AP Allowance, the Additional Allowance or the EP Allowance, respectively (such amounts exceeding the AP Allowance, the Additional Allowance or the EP Allowance, respectively, being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

6.        If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord and Tenant, Landlord shall have such revisions to the drawings prepared, and, subject to the AP Allowance, the Additional Allowance and the EP Allowance, Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one (1) Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Additional Premises and the Existing Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the AP Allowance, the Additional Allowance or the EP Allowance, respectively, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

7.        Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

8.        Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the “AP Allowance”) in an amount not to exceed $68,850.00 (i.e., $25.00 per rentable square foot of the Additional Premises) to be applied toward the cost of the Landlord Work in the Additional Premises. If the AP Allowance shall not be sufficient to complete the Landlord Work for the Additional Premises, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 5 above. Any portion of the AP Allowance which exceeds the aggregate cost of the Landlord Work for the Additional Premises or is otherwise remaining after November 30, 2010 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect to such excess.

9.        Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the “Additional Allowance”) in an amount not to exceed $2,754.00 (i.e., $1.00 per rentable square foot of the Additional Premises) to be applied toward the cost of design, space planning and construction drawings for the Landlord Work in the Additional Premises and the Existing Premises. If the Additional Allowance shall not be sufficient to complete the design, space planning and construction drawings for the Landlord Work in the Additional Premises and the Existing Premises, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 5 above. Any portion of the Additional Allowance which exceeds the aggregate cost of the design, space planning and construction drawings for the Landlord Work in the Additional Premises and the Existing Premises or is otherwise remaining after November 30, 2010 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect to such excess.

10.      Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the “EP Allowance”) in an amount not to exceed $172,160.00 (i.e., $10.00 per rentable square foot of the Existing Premises) to be applied toward the cost of the Landlord Work in the Existing Premises. If the EP Allowance shall not be sufficient to complete the Landlord Work in the Existing Premises, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 5 above. If, following the completion of the Landlord Work in the Existing Premises, there remains any unused portion of the EP Allowance, Landlord shall apply 50% of such unused amount (the “Rent Credit”) towards the next payment of Base Rent due by Tenant for the Existing Premises under the Lease until such credit is exhausted, as provided below. In the event there exists a Rent Credit, Landlord shall promptly notify Tenant of the amount of the Rent Credit. Any portion of the EP Allowance which exceeds the cost of the Landlord Work in the Existing Premises or is otherwise remaining after November 30, 2010 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto, except as expressly provided above in this Paragraph 10.

11.      Tenant acknowledges that the Landlord Work may be performed by Landlord in the Additional Premises and the Existing Premises during Building Service Hours. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business in the Existing Premises as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant in the Existing Premises during the performance of the Landlord Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

12.      Notwithstanding anything to the contrary contained in this Work Letter, the EP Allowance, the AP Allowance and the Additional Allowance may be used for the costs of the Landlord Work in the either or both of the Existing Premises and/or the Additional Premises.

13.      Except for the Existing Premises and the Additional Premises, this Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise or any additions to the Existing Premises in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT D

Janitorial Services

GCA Janitorial Services (Page 1)

II. PROPERTY SPECIFIC SCOPE OF WORK

Services shall include, but not be limited to, the following:

A.    OFFICE AREAS (All Floors)
1.    Nightly Services (Five (5) nights per week)
a)	Empty all waste receptacles. Clean and reline, when needed. Remove material to designated areas.
b)	Remove recycling material - collection will occur when the container is half to three quarters full, otherwise on a weekly basis.
c)	Vacuum all carpeted main traffic and use areas, including conference rooms, with the exception of individual offices (see weekly).
d)	Damp wipe and polish all glass furniture tops.
e)	Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.
f)	Wash and sanitize all drinking fountains.
g)	Sweep all uncarpeted floors employing dust control techniques and remove black heel scuff marks.
h)	Damp mop spillage in uncarpeted office areas.
i)	Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.
j)	Assure all designated locked doors are closed after area has been cleaned.
k)	Activate all alarm systems as instructed by occupant (if applicable).
l)	Arrange chairs at desk and conference room tables and turn off lights upon exiting.
m)	Clean all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

2.    Weekly Services
a)	Vacuum all carpeted areas completely, including edge vacuum detail, private offices and cubicle interiors, desk knee area spaces and under waste containers.
b)
Dust and wipe clean with damp or treated cloth all office furniture, chair bases and arms, telephones, files, paneling, cubicle partitions, cubicle shelves and handholds, window sills, and other fixtures or ledges, and all other horizontal surfaces as needed to maintain clean appearance. Additional dusting of lobby, display shelves in the front reception area, president’s and three executive offices on Sundays. (DO NOT MOVE PAPERS).

c)	Damp mop uncarpeted surface floors.
3.    Monthly Services
a)	Cleaning refrigerator and freezer.

B.    RESTROOMS
1.    Nightly services (Five (5) nights per week)
a)	Clean and sanitize all mirrors, bright work, countertops and enameled surfaces.
b)	Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.
c)	Wash both sides of all toilet seats with soap and/or disinfectant.
d)	Clean flushometers, piping, toilet seat hinges, and other metal.
e)	Empty, clean, and damp wipe all waste receptacles.
f)	Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.
g)	Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers.

GCA Janitorial Services (Page 2)

h)	Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).
i)	Wash and disinfect all showers, including shower walls, floors, bright work and doors (if applicable).
j)	Wash or replace trash liner.

C.    LOBBY, ELEVATOR, CORRIDOR, STAIRWAYS AND ENTRANCE AREAS
1.    Nightly Service (Five (5) nights per week)
a)	Sweep and wet mop all stone, vinyl or composition lobby floors.
b)	Vacuum and spot clean all carpeted floor and mats.
c)	Dust and polish all bright work, including mirrors and elevator call buttons.
d)	Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.
e)	Vacuum and spot clean all carpet in elevators.
f)	Clean and polish all trash receptacles.
g)	Dust all fire extinguisher cabinets and/or units.
h)	Spot clean all doors.
i)	Wash, disinfect and dry polish water coolers (if applicable).
j)	Clean glass entrance doors and adjacent glass panels, i.e. relites (if applicable).
k)	Sweep and/or vacuum all stairways and landings (if applicable).
l)	Maintain lobby floor as recommended by manufacturer.

D.    JANITORIAL ITEMS/AREAS
1.    Nightly Services (Five (5) nights per week)
a)    Keep janitorial rooms in a clean, neat and orderly condition.
b)    Maintain all janitorial carts and equipment in safe and clean condition.

E.     FITNESS CENTER (If applicable)
1.    Nightly Service (Five (5) nights per week)
a)    Vacuum all exposed carpeted floors.
b)    Spot clean all mirrors and walls.
2.    Weekly Services
a)    Edge vacuum all carpeted areas.
b)    Dust all ledges.
c)    Clean mirrors completely.
d)    Stocking supplies and towels.

F.     LOCKER ROOMS (if applicable)
1.    Nightly Services (Five (5) nights per week)
a)	Perform complete building restroom cleaning specifications to restroom and locker room areas.
b)	Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

G. LOADING DOCK, VAN PARKING AREAS
1.    Nightly Services (Five (5) nights per week)
a)     Empty and reline all waste receptacles.
b)     Sweep ramps, loading bays and parking areas for trash and cigarette butts.
c)     Dust and clean all doors and frames, ledges and other fixtures.

GCA Janitorial Services (Page 3)

H.    GENERAL BUILDING COMMON AREA SERVICES
1.    Nightly Service (Five (5) nights per week)
a)	Spot clean and restock, as needed, all janitorial service closets.
b)	Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.
c)	Vacuum all garage lobbies and elevator carpets.
2.    Weekly Service
a)	Inventory and restock janitorial stores and notify Property Management of supply reordering needs.

I.  ADDITIONAL SERVICES

3.    Resilient Floor Care Services
a)    Scrub and refinish semi-annually.
b)    Clean and buff quarterly.
4.    Common Area Carpet Cleaning Services
a)    Main level common areas of each building and elevator cabs:
   (i) Spot clean, extract or bonnet clean, as needed, monthly.
b)    All other common areas of building:
   (i) Spot clean, extract or bonnet clean, as needed, quarterly.

THIS PAGE ENDS EXHIBIT D

KRUSE OAKS I
lake oswego, oregon

OFFICE LEASE AGREEMENT

BETWEEN

OR KRUSE OAKS L.L.C., a Delaware limited liability company
(“LANDLORD”)

AND

AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation
(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of October 19, 2006, by and between, OR-KRUSE OAKS L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), and Exhibit G (Offering Space).

1.     Basic Lease Information.

1.01     “Building” shall mean the building located at 5300 Meadows Road, Lake Oswego, Oregon 97035, commonly known as Kruse Oaks I. “Rentable Square Footage of the Building” is deemed to be 91,690 square feet.

1.02     “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 4th floor and known as suite 400. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 17,216 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03   “Base Rent”:

	Annual Rate	Monthly
Lease Months	Per Square Foot	Base Rent
1 - 12	$28.00	$40,170.67
13-24	$28.84	$41,375.79
25-36	$29.71	$42,623.95
37-42	$30.60	$43,900.80

As used herein, “Lease Month” means (a) the period commencing on the Commencement Date (defined in Section 3 below) and expiring on the last day of the first full calendar month commencing on or after the Commencement Date, and (b) each subsequent full calendar month occurring during the Term (defined in Section 1.06 below).

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $40,170.67 per month for the period commencing on the Commencement Date and expiring exactly two months thereafter (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $80,341.34 (the “Abated Base Rent”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04     “Tenant’s Pro Rata Share”: 18.7763%.

1.05     “Base Year” for Taxes (defined in Exhibit B): 2007; “Base Year” for Expenses (defined in Exhibit B): 2007.

1.06     “Term”: The period commencing on the Commencement Date and, unless terminated early in accordance with this Lease, expiring on the last day of the 42nd Lease Month (the “Termination Date”).

1.07     Allowance(s): None (see Exhibit C - Work Letter).

1.08     “Security Deposit”: $43,900.80. as more fully described in Section 6.

1.09     “Guarantor(s)”: As of the date of this Lease, there are no Guarantors.

1.10    “Broker(s)”: Norris, Beggs & Simpson, representing Tenant (“Tenant’s Broker”), and Equity Office Properties Management Corp., representing Landlord (“Landlord’s Broker”).

1.11    “Permitted Use”: General office use.

1.12    “Notice Address(es)”:

Landlord:	Tenant:
OR KRUSE OAKS L.L.C.	Prior to the Commencement Date:
c/o Equity Office
One SW Columbia Street
Suite 300
Portland, Oregon 97258
Attn: Property Manager	Attn: ______________________________
After the Commencement Date, notices shall be sent to Tenant at the Premises.

A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Tower, Suite 600, San Francisco, California 94105, Attn: Seattle Regional Counsel.

1.13    “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’sDay, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “BuildingService Hours” are 7:00 a.m. to 6:00 p.m. on Business Days.

1.14    “Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease asExhibit C.

1.15    “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16    “Letter of Credit”: None.

2.     Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.     Adjustment of Commencement Date; Possession.

3.01.  As used herein, “Commencement Date” means the later of (a) January 1, 2007 (the “Target Commencement Date”), or (b) the date on which the Landlord Work is Substantially Complete (defined below). Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the letter, within 30 days after the date of the letter shall be deemed an approval by Tenant of the statements contained therein. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which the Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.

3.02.    If the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a rent abatement following the expiration of the Base Rent Abatement Period of $2,591.66 for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. The “Outside Completion Date” shall mean the date which is 90 days after the later of (i) the date this Lease is properly executed and delivered by Tenant, (ii) the date all prepaid rental, Security Deposits and Guaranties required under this Lease are delivered to Landlord, (iii) the date the building permit for the Landlord Work has been obtained, and, if applicable, (iv) the date all contingencies, ifany, specified in this Lease have been satisfied or waived in writing by Landlord. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. * Tenant will have access to premises for installation of phone, data & other personal property at a minimum of 7 days prior to formal occupancy.

3.03.    Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean the date which is 180 days after the later of (i) the date this Lease is properly executed and delivered by Tenant, (ii) the date all prepaid rental, Security Deposits and Guaranties required under this Lease are delivered to Landlord, (iii) the date the building permit for the Landlord Work has been obtained, and, if applicable, (iv) the date all contingencies, if any, specified in this Lease have been satisfied or waived in writing by Landlord. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Commencement Date to occur by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice.

3.04.    Subject to Landlord’s obligation, if any to perform Landlord Work the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises Tenant agrees that the Premises [ILLEGIBLE].

4.     Rent.

4.01    Tenant shall pay Landlord without any setoff or deduction unless expressly set forth in this Lease, all Base Rent and Additional Rent due to the Tenant (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice, or demand, provided that the installment of Base Rent for the third full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable not later than the Commencement Date of this Lease. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02    Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.    Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

6.       Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent, to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant’s Default as provided in Section 19. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.       Building Services.

7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord. As of the date hereof, Landlord’s charge for after hours heating and air conditioning service is $50.00 per hour, subject to change from time to time; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day / 7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

7.02   Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

7.03   Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.         Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables.

9.         Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02   Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

9.03   Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.        Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.        Assignment and Subletting.

11.01  Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is an occupant of the Building or if the proposed transferee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of space within the Building. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02   Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.

11.03   Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04   Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; and (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.

12.        Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.        Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14.        Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

15.        Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16.        Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. In no event shall Landlord be required to spend more for the restoration than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.         Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises, as nearly as practicable to the condition immediately prior to the Taking.

18.         Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.     Remedies.

19.01            Upon a Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)      Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)      Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

19.02        In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

19.03        If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.    Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL. INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.     Relocation.

[INTENTIONALLY OMITTED]

22.     Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and during the first 120 days of any such holdover, Tenant shall pay an amount equal to 125% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover, calculated and payable on a per day basis for each day in such initial 120 day period that Tenant holds over in the Premises. Thereafter, commencing on the 121st day of any such holdover, Tenant shall pay an amount (on a per calendar month basis without reduction for partial calendar months during the remainder of the holdover) equal to 300% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.     Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

24.     Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.     Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.     Miscellaneous.

26.01    This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

26.02    If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03    Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04    Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05    Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option.

(a)   Tenant represents that it has dealt directly with and only with Tenant’s Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease.

(b)   Pursuant to the requirements of OAR 863-10-046, disclosure is hereby made that Landlord or an affiliate of Landlord, holds an Oregon real estate license and, to the extent applicable, is only representing Landlord in this Lease transaction.

26.06   Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07   Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08   This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

[Signatures on following page]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

OR-KRUSE OAKS, L.L.C., a Delaware limited liability company

By:	Equity Office Management, L.L.C., a Delaware
limited liability company, its non-member manager

	By:	/s/ Susan J. Murphy

	Name:	Susan J. Murphy

	Title:	V.P.- Leasing

TENANT:

AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation

By:	/s/ Robert Jesenik

Name:	Robert Jesenik

Title:	C. E. O

Tenant’s Tax ID Number (SSN or FEIN):
93 - 1125780

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”), for space in the Building located at 5300 Meadows, Lake Oswego, Oregon (the “Building”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Lease.

1.        Payments.

1.01      Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02      As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.        Expenses.

2.01   “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

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2.02    Expenses shall not include: the cost of capital improvements (except as set forthabove); depreciation; principal payments of mortgage and other non-operating debts ofLandlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of, the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases.

2.03    If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.    “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

4.    Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant.   Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

[Remainder of page left intentionally blank]

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EXHIBIT C

WORK LETTER

This Exhibit (“Work Letter”) is attached to and made a part of the Lease (the “Lease”) by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”), for space in the Building located at 5300 Meadows, Lake Oswego, Oregon (the “Building”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Lease.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises.

1.
Landlord shall perform improvements to the Premises substantially in accordance with the Plans (defined in Section 2 below). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the terms of Section 3 below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2.	Preparation and Approval of Plans.

A.
Plans. Landlord shall cause its architect to prepare and deliver to Tenant final architectural, electrical and mechanical construction drawings, plans and specifications (the “Plans”) necessary to construct the Landlord Work, which Plans shall be prepared strictly in accordance with the space plan prepared by Group Mackenzie, dated October 5, 2006 (the “Preliminary Plans”) (it being understood and agreed that all materials and finishes contemplated by such Preliminary Plans shall be Building-standard materials and finishes unless otherwise expressly provided therein). Such preparation and delivery shall occur within 10 Business Days after the date of mutual execution and delivery of the Lease. Tenant shall approve or disapprove the Plans in writing. If Tenant disapproves the Plans, Tenant’s written notice of disapproval shall specify any changes or modifications Tenant desires in the Plans. After receipt of such written notice of disapproval, Landlord shall cause its architect to revise the Plans, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause its architect to make any revision to the Plans that Landlord reasonably disapproves), and resubmit the Plans to Tenant for its approval. Such revision and resubmission shall occur within 3 Business Days after Landlord’s receipt of Tenant’s notice of disapproval if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 Business Days after such receipt) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Plans. Tenant agrees that it shall be reasonable for Landlord to disapprove any revision to the Plans that would, in Landlord’s reasonable judgment, cause the Plans to (a) fail to conform strictly to the Preliminary Plans, or (b) fail to comply with applicable Law or with Landlord’s requirements for avoiding aesthetic or other conflicts with the design and function of the balance of the Building. (The word “architect” as used in this Exhibit shall include an interior designer or space planner.)

B.
Plans Due Date. If the Plans are not fully completed and approved by the Plans Due Date (defined below). Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date the Plans are approved by Tenant. As used herein, “Plans Due Date” means October 16, 2006; provided, however, that the Plans Due Date shall be extended by one day for each day, if any, by which the approval of the Plans by Tenant is delayed by any failure of Landlord to comply with its obligations under this Section 2.

C.
Responsibility for Approving Plans. As between Landlord and Tenant, Tenant shall be responsible for ensuring that all elements of the design of the Plans (including, without limitation, functionality of design, structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment) comply with applicable Law and are otherwise suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by Landlord’s architect nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.

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3.
If Tenant shall request any revision to the Preliminary Plans or the Plans (a “Revision”), Landlord shall have such Revision prepared and Tenant shall reimburse Landlord for the cost of such preparation, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of such Revision, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting therefrom. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such Revision. In the absence of such written authorization, Landlord shall have the option to continue preparing the Plans or performing the Landlord Work, as the case may be, disregarding such Revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any Revision. If any Revision results in an increase in the cost of Landlord Work, such increased cost, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, any Revision shall be subject to the approval of Landlord.

4.
This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT D
COMMENCEMENT LETTER
(EXAMPLE)

Date

Tenant
Address

Re:
Commencement Letter with respect to that certain Lease dated as of the ________ day of _____________, ________, by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company, as Landlord, and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation, as Tenant, for 17,216 rentable square feet on the 4th floor of the Building located at 5300 Meadows, Lake Oswego, Oregon.

Lease ID:

Business Unit Number: 16201

Dear                                 :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.      The Commencement Date of the Lease is    ______________________________;

2.      The Termination Date of the Lease is ___________________________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:	EXHIBIT – DO NOT SIGN
Name:
Title:
Date:

cc:      EOP Lease Administration
   EOP Leasing AA
   EOP Legal

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”), for space in the Building located at 5300 Meadows, Lake Oswego, Oregon (the “Building”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises, listing on the main lobby building directory, and floor directory, shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building, provided, however, that the initial Building standard signage shall be at Landlord’s cost and expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.
Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.
Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.
All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume, all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.
Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

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9.	Corridor doors, when not in use, shall be kept closed.

10.
Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.
Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.
Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.
Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

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20.
Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.
Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company (“Landlord”), and AEQUITAS CAPITAL MANAGEMENT, INC., an Oregon corporation (“Tenant”), for space in the Building located at 5300 Meadows, Lake Oswego, Oregon (the “Building”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Lease.

1.	PARKING.

A.
During the Term, as the same may be extended from time to time, Tenant agrees to license from Landlord, and Landlord agrees to license to Tenant, a total of 60 unreserved parking spaces (the “Spaces”) in the surface parking lot serving the Building (the “Parking Facility”) for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to license or otherwise use more than the number of reserved and unreserved Spaces set forth above.

B.
During the Term, as the same may be extended from time to time, Tenant shall pay to Landlord, as Additional Rent in accordance with Section 4 of the Lease, the sum of $-0- per month, plus applicable tax thereon, if any, for each Space licensed by Tenant hereunder, as such rate may be adjusted from time to time to reflect the then current rate for parking in the Parking Facility.

C.	Except for particular spaces and areas designated by Landlord or its affiliate for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis.

D.
Landlord (and its affiliate) shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility or any areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord (or its affiliate) and without limiting the terms of the preceding sentence, Landlord (and its affiliate) shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

E.
Landlord (or its affiliate) shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

F.
Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord (or its affiliate). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord (or its affiliate) with prior notice thereof designating the license plate number and model of such automobile.

G.
Landlord (or its affiliate) shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility or any portion thereof.

H.
Tenant shall not assign or sublicense any of the Spaces without the consent of Landlord (or its affiliate). Landlord (or its affiliate) shall have the right to terminate the parking agreement set forth in this Section 1 with respect to any Spaces that Tenant desires to sublet or assign.

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I.
Landlord (or its affiliate) may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Tenant shall be provided with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord (or its affiliate) shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

J.
Landlord hereby reserves the right to enter into (or cause its affiliate to enter into) a management agreement or lease with an entity for all or any portion of the Parking Facility (a “Parking Facility Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with such Parking Facility Operator and, notwithstanding anything else herein to the contrary, Tenant shall pay such Parking Facility Operator, rather than Landlord (or its affiliate), the monthly charge established hereunder for the Spaces located in the portion of the Parking Facility covered by such parking agreement, and Landlord (and its affiliate) shall have no liability for claims arising through acts or omissions of any Parking Facility Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of any Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.

2.	RENEWAL OPTION.

A.
Grant of Option; Conditions. Tenant shall have the right to exend the Term (the “Renewal Option”) for one additional period of 3 years commencing on the day following the Termination Date of the initial Term and ending on the 3rd anniversary of the Termination Date (the “Renewal Term”), if:

(1)
Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 9 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

(2)
Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

(3)	No part of the Premises is sublet (other than pursuant to a Business Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

(4)	The Lease has not been assigned (other than pursuant to a Business Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.

(1)
The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

(2)
Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Renewal Term in accordance with the provisions of Section 4 of the Lease and Exhibit B to the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

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C.
Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant’s Renewal Option shall be deemed to be null and void and of no force and effect.

D.
Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

E.
Definition of Prevailing Market. For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Kruse Way, Lake Oswego, Oregon area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

F.
Subordination. Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

3.	RIGHT OF FIRST OFFER.

A.
Grant of Option; Conditions. Tenant shall have a one time right of first offer (the “Right of First Offer”) with respect to the following suite (and with respect to each portion of such suite) (such suite or portion thereof, a “Potential Offering Space”): (i) the approximately 4,000 rentable square feet located in the southwest corner of the 4th floor of the Building and known as Suite No. 460 shown on the demising plan attached hereto as Exhibit G. Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that any Potential Offering Space has become Available (defined below), but prior to leasing such Potential Offering Space to a third party, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Tenant may lease any Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice with respect to any Potential Offering Space, if:

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1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

2.	the Premises, or any portion thereof, is sublet (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

3.
a Transfer (defined in Section 11 of the Lease), other than a sublease or a Business Transfer (defined in Section 11 of the Lease), has occurred before the date Landlord would otherwise deliver the Advice; or

4.	Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

5.	such Potential Offering Space is not intended for the exclusive use of Tenant during the Lease term, as the same may be extended from time to time.

B.	Terms for Offering Space.

1.
The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space. Notwithstanding the foregoing the termination date with respect to the Offering Space shall be the Expiration Date defined in the Lease.

2.
Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.
The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

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C.
Termination of Right of First Offer. The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earlier to occur of: (i) (i) the date occurring one (1) year before the scheduled Termination Date (unless Tenant has exercised its Renewal Option, in which event the date shall be one (1) year before the scheduled expiration date of the Renewal Term) (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space within the 5 day period provided in Section A above; and (iii) the date Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section A above. In addition, if Landlord provides Tenant with an Advice for any portion of the Potential Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other Potential Offering Space (such other Potential Offering Space subject to such expansion rights is referred to herein as an “Encumbered Potential Offering Space”) and Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to the Advice, Tenant’s Right of First Offer with respect to the Encumbered Potential Offering Space shall be subject and subordinate to all such expansion rights contained in the Advice.

D.
Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.
Definition of Prevailing Market. For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Kruse Way area of Lake Oswego, Oregon, under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

F.
Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

3.
Contingency for Lease. This Lease specifically is contingent upon the termination of that certain lease dated September 25, 2001 (the “Prior Tenant Lease”), by and between Landlord (as successor in interest to EOP Operating Limited Partnership, a Delaware limited partnership), and Washington Mutual Bank (“Prior Tenant”) relating to approximately 24,731 rentable square feet (the “Prior Tenant Space”) on the 4th floor of the Building, which Prior Tenant Space includes all or a portion of the Premises to be leased to Tenant pursuant to the terms of this Lease. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate the Prior Tenant Lease as of the date not later than October 31, 2006 (the “Prior Tenant Termination Agreement”). If for any reason Landlord fails to enter into the Prior Tenant Termination Agreement with Prior Tenant on or before the later of (i) October 20, 2006 or (ii) five (5) days following the date this Lease, executed by Tenant, together with all prepaid rental and security deposits required hereunder, is delivered to Landlord, then Landlord may terminate this Lease by providing written notice thereof to Tenant.

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EXHIBIT G

OFFERING SPACE

1 – Sublease – Exhibit B

1